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                                                                   EXHIBIT 10.21

AMSURG CORP.
SCHEDULE OF EXECUTIVE OFFICER SALARIES AND BONUSES

The 2005 base salary of each of our executive officers, as determined by the Compensation Committee of our Board of Directors in accordance with the terms and conditions of their respective employment agreements, the forms of which have previously been filed by us, are set forth below. The 2005 base salaries were effective as of January 1, 2005 for all executive officers other than Mr. Coll, who became an executive officer of the Company effective as of February 28, 2005.

                                                         2005
                                                        SALARY
                                                       --------
Ken P. McDonald................................        $462,000
Claire M. Gulmi................................         288,750
Royce D. Harrell...............................         208,000
David L. Manning...............................         288,750
Frank J. Coll..................................         225,000

The Compensation Committee has approved a Cash Bonus Plan for 2005. Pursuant to the 2005 Cash Bonus Plan, employees of the Company, including the executive officers, are eligible to receive cash bonuses based upon the Company's attainment of certain earnings targets and other specific targets related to an employee's specific area of responsibility, including surgery center profits and new acquisition and development transactions, in each case as determined by the Committee. For 2005, bonuses for Mr. McDonald and Ms. Gulmi will be based 50% upon the attainment of Company earnings targets, 33% upon targets related to surgery center profits, and 17% upon targets related to new acquisition and development transactions, and bonuses for Mr. Harrell and Mr. Coll will be based 33% upon the attainment of Company earnings targets, 50% upon targets related to surgery center profits, and 17% upon targets related to new acquisition and development transactions. Mr. Manning is eligible to receive a cash bonus of up to 25% of his 2005 base salary based upon the attainment of Company earnings targets and up to 10% of his 2005 base salary based upon targets related to profits for newly acquired surgery centers. Mr. Manning is eligible to receive an additional cash bonus based upon the number of new acquisition and development transactions completed during 2005. The maximum total bonus award that executive officers can receive ranges from 60% to 100% of base salary for 2005.